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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)
                                 JANUARY 3, 1997


                      COUNTRY WIDE TRANSPORT SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         COMMISSION FILE NUMBER 0-23360



          DELAWARE                                          95-4105996
(STATE OR OTHER JURISDICTION                      (IRS EMPLOYER IDENTIFICATION
OF INCORPORATION OR ORGANIZATION)                 NUMBER)



                               119 DESPATCH DRIVE
                            EAST ROCHESTER, NEW YORK
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                      14445
                                   (ZIP CODE)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                 (716) 381-5470



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Item 3.        SUBSIDIARY RECEIVERSHIP

     Effective January 3, 1997, the Registrant's subsidiary, Country Wide Truck Service, Inc., made a general assignment of all assets of the corporation to The Hamer Group for the pro rata benefit of all creditors of the corporation. At the time of the assignment Country Wide had approximately $1 million of assets and $2.5 million of liabilities. The Company has ceased all business functions in its long haul trucking operation.


Item 4.        CHANGE IN CORPORATE ADDRESS AND PHONE NUMBER

     Effective January 3, 1997 the new corporate address and telephone number for the Registrant are:
               119 Despatch Drive
               East Rochester, NY 14445
               (716) 381-5470


Item 7.(c)     EXHIBITS.

     Exhibit 99.1 -      General Assignment agreement dated January 3, 1997 with
The Hamer Group as assignee dated January 3, 1997.

     Exhibit 99.2 -      Press Release issued by Registrant on January 6, 1997
regarding Registrant's filing of an Assignment for the Benefit of Creditors for its subsidiary, Country Wide Truck Service, Inc..



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                              COUNTRY WIDE TRANSPORT SERVICES, INC.
                              Registrant


Date:     January  10, 1996   /s/ Timothy Lepper
                              --------------------------------------

                              Timothy Lepper
                              President & CEO